At Qorvo™		At the Financial Relations Board
Doug DeLieto	Steve Buhaly	Joe Calabrese
VP, Investor Relations	CFO	Vice President
336-678-7088	503-615-9401	212-827-3772

FOR IMMEDIATE RELEASE
January 28, 2015
Qorvo Reports Record Fiscal 2015 Third Quarter Results

Greensboro, NC, and Hillsboro, OR, January 28, 2015 --

Quarterly Highlights

For Qorvo (RFMD only)

▪	December 2014 GAAP quarterly revenue was $397.1 million

▪	GAAP gross margin was 48% and non-GAAP gross margin was 49.3%

▪	GAAP operating income was $103.6 million and non-GAAP operating income was $121.5 million

▪	GAAP net income was $87.9 million and non-GAAP net income was $108.4 million

▪	GAAP diluted EPS was $1.18 and non-GAAP diluted EPS was $0.36

For TriQuint

▪	December 2014 revenue was $344.9 million

▪	GAAP gross margin was 46.8% and non-GAAP gross margin was 48.8%

▪	GAAP operating income was $76.3 million and non-GAAP operating income was $91.4 million

▪	GAAP net income was $61.6 million and non-GAAP net income was $89.6 million

▪	GAAP diluted EPS was $0.78 and non-GAAP diluted EPS was $0.48

For Qorvo

▪	Qorvo currently anticipates March 2015 quarterly revenue in the range of $615 million to $625 million and March 2015 quarterly diluted EPS in the range of $0.80 to $0.90

Qorvo™ (Nasdaq:QRVO), a leading provider of core technologies and RF solutions for mobile, infrastructure and aerospace/defense applications, today announced fiscal 2015 third quarter financial results, ended December 27, 2014. For the December 2014 quarter, Qorvo’s results reflect only the financial results of RF Micro Devices, Inc. (RFMD).

On a GAAP basis for Qorvo (RFMD only), December quarterly revenue was $397.1 million, gross margin was 48.0%, operating income was $103.6 million, and net income was $87.9 million, or $1.18 per diluted share based on 74.5 million shares outstanding. The GAAP share count and GAAP earnings per share for the December 2014 quarter reflect the 0.25 merger conversion ratio for RFMD.

On a non-GAAP basis, December quarterly revenue was $396.1 million, gross margin was 49.3%, and operating income was $121.5 million, or 30.7% of sales. Net income was $108.4 million, or $0.36 per diluted share based on 297.8 million shares outstanding, compared to RFMD’s original guidance of $0.33 per diluted share. Revenue, gross profit, operating income, operating margin, and earnings per share were RFMD quarterly records.

TriQuint December 2014 Financial Results

December quarterly revenue for TriQuint was $344.9 million. On a GAAP basis, gross margin was 46.8%, operating income was $76.3 million, and net income was $61.6 million, or $0.78 per diluted share based on 78.9 million shares outstanding. The GAAP share count and GAAP earnings per share for the December 2014 quarter reflect the 0.4187 merger conversion ratio for TriQuint.

On a non-GAAP basis, gross margin was 48.8%, operating income was $91.4 million, and net income was $89.6 million, or $0.48 per diluted share based on 188.4 million shares outstanding. This compares to TriQuint’s original guidance of $0.40 to $0.45. Revenue, gross profit, operating income, operating margin and earnings per share were TriQuint quarterly records.

The following tables set forth selected GAAP and non-GAAP financial information for Qorvo (RFMD only) and TriQuint for their respective December quarters. See the more detailed financial information for Qorvo (RFMD only) and TriQuint, including reconciliation of GAAP and non-GAAP financial information, attached.

	SELECTED GAAP RESULTS
	(Unaudited)
	(In millions, except for percentages and EPS)
	RFMD	TriQuint
	For the quarter ended December 27, 2014	For the quarter ended December 31, 2014
Revenue	$397.1	$344.9
Gross profit	$190.7	$161.3
Gross margin	48.0%	46.8%
Operating expenses	$87.1	$85.0
Operating income	$103.6	$76.3
Net income	$87.9	$61.6
Weighted average diluted shares before conversion	297.8	188.4
Conversion rate	0.25	0.4187
Adjusted weighted average diluted shares	74.5	78.9
Diluted EPS after conversion	$1.18	$0.78

	SELECTED NON-GAAP RESULTS*
	(Unaudited)
	(In millions, except for percentages and EPS)
	RFMD	TriQuint
	For the quarter ended December 27, 2014	For the quarter ended December 31, 2014
Revenue	$396.1	$344.9
Gross profit	$195.3	$168.1
Gross margin	49.3%	48.8%
Operating expenses	$73.8	$76.7
Operating income	$121.5	$91.4
Net income	$108.4	$89.6
Weighted average diluted shares before conversion	297.8	188.4
Diluted EPS before conversion	$0.36	$0.48

*Excludes share-based compensation, amortization of intangibles, acquisition and integration-related costs, intellectual property rights (IPR) litigation costs, non-cash deferred royalty revenue and equal and offsetting non-cash prepaid royalty amortization, start-up costs, restructuring and disposal costs, (gain) loss on PP&E, and tax adjustments.
Strategic Highlights

▪	Commenced shipments of Qorvo’s LowDrift™ and NoDrift™ high-performance filters, which deliver unmatched temperature stability to solve the most challenging band coexistence problems

▪	Secured first major design win for optical applications in the high-growth data center market

▪	Captured multiple PA, switch, and filter wins on the two leading 4G chipsets for the China market

▪	Leveraged broad strength in GaN products to continue to win in the defense market, highlighted by significant wins in shipboard and land-based international radar programs

▪	Commenced volume production of Qorvo’s RF Fusion™ integrated RF front end solutions for a flagship smartphone anticipated in 2015

▪	Signed long-term supply agreement supporting fighter upgrades, representing over $30 million in production revenue

▪	Released the industry’s highest efficiency 5GHz WiFi power amplifier for customer premises equipment (CPE) applications

▪
Awarded contract funded by U.S. Department of Defense to enhance design and manufacturing capabilities for Spatium® family of high-power, solid state GaN-based amplifiers, targeting traveling wave tube (TWT) amplifier replacements

Financial Outlook

Qorvo currently believes the demand environment in its end markets supports the following non-GAAP expectations for the March 2015 quarter:

▪	Quarterly revenue of approximately $615 million to $625 million

▪	Gross margin in the range of approximately 46% to 48%

▪	A tax rate of approximately 5% to 10%

▪	Diluted EPS of approximately $0.80 to $0.90

Qorvo’s actual quarterly results may differ from these expectations and projections, and such differences may be material.

Comments from Management

Bob Bruggeworth, president and chief executive officer of Qorvo, said, “We have assembled a world-class team with a legacy of innovation and a sharp focus on superior financial results. Our expectations are to outpace the industry growth rate of 10%-15% and achieve our target operating model of 50% gross margin, 20% operating expenses, and 30% operating margin.”

Steve Buhaly, chief financial officer of Qorvo, said, “RFMD and TriQuint delivered outstanding December quarterly results, and we’re proud to be launching Qorvo on the strength of such exceptional performance. We believe we can outpace our markets in 2015, and our March 2015 quarterly guidance implies year-over-year revenue growth of greater than 40%.”

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), Qorvo's earnings release contains some or all of the following non-GAAP financial measures: (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating income and operating margin, (iii) non-GAAP net income, (iv) non-GAAP net income per diluted share, (v) non-GAAP operating expenses (research and development, marketing and selling and general and administrative), (vi) free cash flow, (vii), EBITDA, (viii) return on invested capital (ROIC), and (ix) net debt or positive net cash. Each of these non-GAAP financial measures is either adjusted from GAAP results to exclude certain expenses or derived from multiple GAAP measures, which are outlined in the “Reconciliation of GAAP to Non-GAAP Financial Measures" tables, attached, and the "Additional Selected Non-GAAP Financial Measures And Reconciliations” tables, attached.

In managing Qorvo's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures. In developing and monitoring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce unit costs with the goal of increasing gross margin and operating margin. In addition, management relies upon these non-GAAP financial measures to assess whether research and development efforts are at an appropriate level, and when making decisions about product spending, administrative budgets, and marketing programs. In addition, we believe that non-GAAP financial measures provide useful supplemental information to investors and enable investors to analyze the results of operations in the same way as management. We have chosen to provide this supplemental information to enable investors to perform additional comparisons of operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, certain non-cash expenses and share-based compensation expense, which may obscure trends in Qorvo's underlying performance.

We believe that these non-GAAP financial measures offer an additional view of Qorvo's operations that, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of Qorvo's results of operations and the factors and trends affecting Qorvo's business. However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Our rationale for using these non-GAAP financial measures, as well as their impact on the presentation of Qorvo's operations, are outlined below:

Non-GAAP revenue. Non-GAAP revenue excludes non-cash deferred royalty revenue. We believe that the exclusion of this non-cash adjustment to revenue provides management and investors a more effective means of evaluating our historical and projected performance.

Non-GAAP gross profit and gross margin. Non-GAAP gross profit and gross margin exclude share-based compensation expense, amortization of intangible assets, non-cash deferred royalty revenue, non-cash prepaid royalty amortization, and adjustments for restructuring and disposal costs. We believe that exclusion of these costs in presenting non-GAAP gross profit and gross margin gives management and investors a more effective means of evaluating Qorvo's historical performance and projected costs and the potential for realizing cost efficiencies. We believe that the majority of Qorvo's purchased intangibles are not relevant to analyzing current operations because they generally represent costs incurred by the acquired company to build value prior to acquisition, and thus are effectively part of transaction costs rather than ongoing costs of operating Qorvo's business. In this regard, we note that (i) once the intangibles are fully amortized, the intangibles will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (ii) although we set the amortization expense based on useful life of the various assets at the time of the transaction, we cannot influence the timing and amount of the future amortization expense recognition once the lives are established. Similarly, we believe that presentation of non-GAAP gross profit and gross margin and other non-GAAP financial measures that exclude the impact of share-based compensation expense assists management and investors in evaluating the period-over-period performance of Qorvo's ongoing operations because (i) the expenses are non-cash in nature, and (ii) although the size of the grants is within our control, the amount of expense varies depending on factors such as short-term fluctuations in stock price volatility and prevailing interest rates, which can be unrelated to the operational performance of Qorvo during the period in which the expense is incurred and generally is outside the control of management. Moreover, we believe that the exclusion of share-based compensation expense in presenting non-GAAP gross profit and gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of share-based compensation to Qorvo's gross profit and gross margins and other financial measures in comparison to both prior periods as well as to its competitors. We also believe that the adjustments to profit and margin related to non-cash deferred royalty revenue, non-cash prepaid royalty amortization, restructuring and disposal costs, do not constitute part of Qorvo's ongoing operations and therefore the exclusion of these items provides management and investors with better visibility into the actual revenue and actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of non-GAAP gross profit and gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, we have little control over the timing and amount of the expenses in question.

Non-GAAP operating income and operating margin. Non-GAAP operating income and operating margin exclude share-based compensation expense, amortization of intangible assets, restructuring and disposal costs, acquisition and integration related costs, certain consulting costs, intellectual property rights (IPR) litigation costs, loss (gain) on PP&E and start-up costs. We believe that presentation of a measure of operating income and operating margin that excludes amortization of intangible assets and share-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that restructuring and disposal costs, acquisition and integration related costs, certain consulting costs, IPR litigation costs, loss (gain) on PP&E and start-up costs do not constitute part of Qorvo's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of non-GAAP operating income and operating margin has economic substance because the excluded expenses are either unrelated to operations or do not represent current cash expenditures.

Non-GAAP net income and non-GAAP net income per diluted share. Non-GAAP net income and non-GAAP net income per diluted share exclude the effects of share-based compensation expense, amortization of intangible assets, restructuring and disposal costs, acquisition and integration related costs, certain consulting costs, IPR litigation costs, loss (gain) on PP&E, start-up costs, loss on retirement of convertible subordinated notes, non-cash interest expense on convertible subordinated notes, income from equity investment and also reflect an adjustment of income taxes for cash basis. We believe that presentation of measures of net income and net income per diluted share that exclude these items is useful to both management and investors for the reasons described above with respect to non-GAAP gross profit and gross margin and non-GAAP operating income and operating margin. We believe disclosure of non-GAAP net income and non-GAAP net income per diluted share has economic substance because the excluded expenses are either unrelated to operations or do not represent current cash expenditures.

Non-GAAP research and development, marketing and selling and general and administrative expenses. Non-GAAP research and development, marketing and selling and general and administrative expenses exclude share-based compensation expense, amortization of intangible assets, other non-cash expenses, certain consulting costs, and IPR litigation costs. We believe that presentation of measures of these operating expenses that exclude amortization of intangible assets and share-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that other non-cash expenses, certain consulting costs, and IPR litigation costs do not constitute part of Qorvo's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of these non-GAAP operating expenses has economic substance because the excluded expenses are either unrelated to operations or do not represent current cash expenditures.

Free cash flow. Qorvo defines free cash flow as net cash provided by operating activities during the period minus property and equipment expenditures made during the period. We use free cash flow as a supplemental financial measure in our evaluation of liquidity and financial strength. Management believes that this measure is useful as an indicator of our ability to service our debt, meet other payment obligations and make strategic investments. Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statement of cash flows.

EBITDA. Qorvo defines EBITDA as earnings before interest expense and interest income, income tax expense (benefit), depreciation and intangible amortization. Management believes that this measure is useful to evaluate our ongoing operations and as a general indicator of our operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges).

Non-GAAP ROIC. Return on invested capital (ROIC) is a non-GAAP financial measure that management believes provides useful supplemental information for management and the investor by measuring the effectiveness of our operations' use of invested capital to generate profits. We use ROIC to track how much value we are creating for our shareholders. Non-GAAP ROIC is calculated by dividing annualized non-GAAP operating income, net of cash taxes, by average invested capital. Average invested capital is calculated by subtracting the average of the beginning balance and the ending balance of current liabilities (excluding the current portion of long-term debt and other short-term financings) from the average of the beginning balance and the ending balance of net accounts receivable, inventories, other current assets, net property and equipment and a cash amount equal to seven days of quarterly revenue.

Net debt or positive net cash. Net debt or positive net cash is defined as unrestricted cash, cash equivalents and short-term investments minus any borrowings under our credit facility. Management believes that net debt or positive net cash provides useful information regarding the level of Qorvo's indebtedness by reflecting cash and investments that could be used to repay debt.

With respect to the TriQuint financial results included herein, this earnings release provides financial measures for non-GAAP net income (loss), diluted earnings (loss) per share, gross profit, gross margin, operating expenses and operating income (loss) that exclude equity compensation expense, non-cash tax expense (benefit), certain entries associated with mergers and acquisitions including expenses associated with the merger with RFMD and other specifically identified non-routine items, and are therefore not calculated in accordance with GAAP. The charges associated with mergers and acquisitions reflect the amortization of intangible and tangible assets, transaction costs and changes to the earnout liability estimates recorded in connection with acquisition accounting and charged to the income statement. The charges associated with the merger with RFMD include professional fees and other costs. The non-cash tax expense (benefit) excludes certain deferred tax charges and benefits that do not currently result in a tax payment or tax refund. Each of these non-GAAP financial measures and the adjustments from GAAP results are outlined in the “Supplemental Reconciliation of GAAP to Non-GAAP Results" table, attached.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP operating income and operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP diluted earnings per share, free cash flow, EBITDA, non-GAAP ROIC and net debt or positive net cash, as an analytical tool compared to the most directly comparable GAAP financial measures of gross profit and gross margin, operating expenses, operating income, net income, net income per diluted share, diluted earnings per share and net cash provided by operating activities are (i) they may not be comparable to similarly titled measures used by other companies in our industry, and (ii) they exclude financial information that some may consider important in evaluating our performance, thus limiting their usefulness as a comparative tool. We compensate for these limitations by providing full disclosure of the differences between these non-GAAP financial measures and the corresponding GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the corresponding GAAP financial measures, to enable investors to perform their own analysis of our gross profit and gross margin, operating expenses, operating income, net income, net income per diluted share and net cash provided by operating activities. We further compensate for the limitations of our use of non-GAAP financial measures by presenting the corresponding GAAP measures more prominently.

Qorvo will conduct a conference call at 5:00 p.m. EST today to discuss today’s press release. The conference call will be broadcast live over the Internet and can be accessed by any interested party at http://www.qorvo.com (under “Investors”). A telephone playback of the conference call will be available approximately two hours after the call's completion and can be accessed by dialing 719-457-0820 and using the passcode 1309198. The playback will be available through the close of business February 4, 2015.

About Qorvo
Qorvo (Nasdaq:QRVO) is a leading provider of core technologies and RF solutions for mobile, infrastructure and aerospace/defense applications. Qorvo was formed following the merger of RFMD and TriQuint, and has more than 6,000 global employees dedicated to delivering solutions for everything that connects the world. Qorvo has the industry's broadest portfolio of products and core technologies; world-class ISO9001-, ISO 14001- and ISO/TS 16949-certified manufacturing facilities; and is a DoD-accredited ‘Trusted Source’ (Category 1A) for GaAs, GaN and BAW products and services. For the industry’s leading core RF solutions, visit www.qorvo.com.
This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions, and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws. Qorvo’s business is subject to numerous risks and uncertainties, including variability in operating results, the inability of certain of our customers or suppliers to access their traditional sources of credit, our industry's rapidly changing technology, our dependence on a few large customers for a substantial portion of our revenue, our ability to implement innovative technologies, our ability to bring new products to market and achieve design wins, the efficient and successful operation of our wafer fabrication facilities, assembly facilities and test and tape and reel facilities, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, variability in manufacturing yields, industry overcapacity and current macroeconomic conditions, inaccurate product forecasts and corresponding inventory and manufacturing costs, dependence on third parties and our ability to manage channel partners and customer relationships, lawsuits and claims relating to our products, security breaches and other similar disruptions compromising our information and exposing us to liability, and our ability to integrate the businesses of RFMD and TriQuint. These and other risks and uncertainties, which are described in more detail in Qorvo’s filings with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

# # #

Financial Tables to Follow

QORVO, INC. AND SUBSIDIARIES (1)
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 27, 2014	December 28, 2013	December 27, 2014	December 28, 2013
Revenue	$397,086	$288,520	$1,076,074	$892,232

Costs and expenses:
Cost of goods sold	206,384	180,997	575,652	586,584
Research and development	48,865	50,378	142,018	147,907
Marketing and selling	17,939	18,054	56,008	56,381
General and administrative	12,026	17,766	48,845	61,320
Other operating expense	8,237	5,933	28,540	11,957
Total costs and expenses	293,451	273,128	851,063	864,149

Income from operations	103,635	15,392	225,011	28,083
Other expense, net	(204)	(996)	(277)	(3,055)

Income before income taxes	$103,431	$14,396	$224,734	$25,028
Income tax expense	(15,568)	(8,161)	(34,913)	(11,340)

Net income	$87,863	$6,235	$189,821	$13,688

Net income per share, diluted	$1.18	$0.09	$2.56	$0.19

Weighted average outstanding diluted shares	74,454	71,980	74,083	71,888

(1) The following financial statements for Qorvo, Inc. and Subsidiaries, including the reconciliation of GAAP and non-GAAP financial information, only reflect the financial position and results of operation of RF Micro Devices, Inc. and Subsidiaries prior to the completion of the merger with TriQuint on January 1, 2015.

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended
	December 27, 2014	September 27, 2014	December 28, 2013

GAAP operating income	$103,635	$75,256	$15,392
Share-based compensation expense	4,119	9,543	4,882
Amortization of intangible assets	5,467	6,801	7,219
Restructuring and disposal costs	224	262	3,197
Certain consulting costs	—	—	3,430
IPR litigation costs	189	1,992	2,333
Acquisition and integration related costs	7,548	5,461	2,883
Other expenses (including loss (gain) on PP&E and start-up costs)	270	776	629
Non-GAAP operating income	121,452	100,091	39,965

GAAP net income	$87,863	$63,311	$6,235
Share-based compensation expense	4,119	9,543	4,882
Amortization of intangible assets	5,467	6,801	7,219
Restructuring and disposal costs	224	262	3,197
Certain consulting costs	—	—	3,430
IPR litigation costs	189	1,992	2,333
Acquisition and integration related costs	7,548	5,461	2,883
Other expenses (including loss (gain) on PP&E and start-up costs)	270	776	629
Non-cash interest expense on convertible subordinated notes	—	—	1,277
Income from equity investment	—	—	(14)
Tax adjustments	2,723	1,828	4,289

Non-GAAP net income	$108,403	$89,974	$36,360

GAAP weighted average outstanding diluted shares	74,454	74,134	71,980
Diluted share-based awards	—	—	—
Non-GAAP weighted average outstanding diluted shares	74,454	74,134	71,980

Non-GAAP net income per share, diluted	$1.46	$1.21	$0.51

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)
(Unaudited)

	Three Months Ended
	December 27, 2014		September 27, 2014		December 28, 2013
GAAP gross profit/margin	$190,702	48.0%	$167,451	46.2%	$107,523	37.3%
Adjustment for intangible amortization	4,280	1.1%	5,614	1.5%	6,032	2.0%
Adjustment for share-based compensation	509	0.1%	1,004	0.3%	833	0.3%
Restructuring and disposal (adjustments) costs	(195)	(0.1)%	(196)	(0.1)%	13	—%
Other expenses	—	—%	—	—%	184	0.1%
Non-cash deferred royalty revenue and equal and offsetting non-cash prepaid royalty amortization ($970)	—	0.2%	—	0.1%	—	—%
Non-GAAP gross profit/margin	$195,296	49.3%	$173,873	48.0%	$114,585	39.7%

Three Months Ended
Non-GAAP Operating Income	December 27, 2014
(as a percentage of sales)

GAAP operating income	26.1%
Share-based compensation expense	1.0%
Amortization of intangible assets	1.4%
Restructuring and disposal costs	0.1%
IPR litigation costs	0.1%
Acquisition and integration related costs	1.9%
Other expenses (including loss on PP&E and start-up costs)	0.1%
Non-GAAP operating income	30.7%

Free Cash Flow (1)	Three Months Ended
December 27, 2014
(In millions)

Net cash provided by operating activities	$72.1
Purchases of property and equipment	(20.7)
Free cash flow	$51.4

(1) Free Cash Flow is calculated as net cash provided by operating activities minus property and equipment expenditures.

QORVO, INC. AND SUBSIDIARIES
ADDITIONAL SELECTED NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

	Three Months Ended
	December 27, 2014	September 27, 2014	December 28, 2013
GAAP research and development expense	$48,865	$48,567	$50,378
Less:
Share-based compensation expense	1,695	2,147	1,763
Other expense	—	—	580
Non-GAAP research and development expense	$47,170	$46,420	$48,035

	Three Months Ended
	December 27, 2014	September 27, 2014	December 28, 2013
GAAP marketing and selling expense	$17,939	$19,179	$18,054
Less:
Share-based compensation expense	959	1,524	1,008
Amortization of intangible assets	1,187	1,187	1,187
Non-GAAP marketing and selling expense	$15,793	$16,468	$15,859

	Three Months Ended
	December 27, 2014	September 27, 2014	December 28, 2013
GAAP general and administrative expense	$12,026	$17,754	$17,766
Less:
Share-based compensation expense	956	4,867	1,278
Certain consulting costs	—	—	3,430
IPR litigation costs	189	1,992	2,333
Non-GAAP general and administrative expense	$10,881	$10,895	$10,725

QORVO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 27, 2014	March 29, 2014
ASSETS
Current assets:
Cash and cash equivalents	$118,093	$171,898
Short-term investments	178,610	72,067
Accounts receivable, net	215,248	137,417
Inventories	170,019	125,703
Other current assets	73,287	30,333
Total current assets	755,257	537,418

Property and equipment, net	228,579	195,996
Goodwill	103,901	103,901
Intangible assets, net	36,533	54,990
Long-term investments	2,150	3,841
Other non-current assets	39,195	24,166
Total assets	$1,165,615	$920,312

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$198,030	$131,607
Current portion of long-term debt, net	—	87,263
Other current liabilities	21,723	1,103
Total current liabilities	219,753	219,973

Other long-term liabilities	50,300	23,988
Total liabilities	270,053	243,961

Shareholders’ equity	895,562	676,351

Total liabilities and shareholders’ equity	$1,165,615	$920,312

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	December 31, 2014	December 31, 2013

Assets
Current assets:
Cash and cash equivalents	$224,324	$79,026
Investments in marketable securities	40,371	—
Accounts receivable, net	187,058	177,114
Inventories	142,433	159,488
Prepaid expenses	17,424	13,617
Deferred tax assets, net	19,101	12,787
Other current assets	23,595	39,960
Total current assets	654,306	481,992
Property, plant and equipment, net	546,922	420,363
Goodwill	13,519	13,519
Intangible assets, net	17,721	23,510
Deferred tax assets – noncurrent, net	42,712	61,554
Other noncurrent assets, net	54,216	32,319
Total assets	$1,329,396	$1,033,257

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$100,327	$52,472
Accrued payroll	54,946	39,743
Other accrued liabilities	16,843	15,893
Total current liabilities	172,116	108,108
Long-term liabilities:
Long-term income tax liability	4,402	2,062
Cross-licensing liability	11,008	11,752
Other long-term liabilities	16,247	16,782
Total liabilities	203,773	138,704
Stockholders' equity:
Common stock	180	162
Additional paid-in-capital	857,296	699,903
Accumulated other comprehensive income	(199)	95
Retained earnings	268,346	194,393
Total stockholders' equity	1,125,623	894,553
Total liabilities and stockholders' equity	$1,329,396	$1,033,257

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	December 31, 2014	September 27, 2014	December 31, 2013

Revenues	$344,897	$272,147	$267,731
Cost of goods sold	183,571	148,427	197,755
Gross profit	161,326	123,720	69,976

Operating expenses:
Research, development and engineering	50,664	49,810	49,765
Selling, general and administrative	34,374	38,035	28,760
Total operating expenses	85,038	87,845	78,525

Operating income (loss)	76,288	35,875	(8,549)

Other (expense) income:
Interest income	96	92	23
Interest expense	(436)	(892)	(1,046)
Other, net	(393)	297	(102)
Other (expense) income, net	(733)	(503)	(1,125)

Income (loss) before income tax	75,555	35,372	(9,674)

Income tax expense (benefit)	13,927	9,188	(939)
Net income (loss)	$61,628	$26,184	$(8,735)

Per Share Data:
Basic per share net earnings (loss)	$0.82	$0.36	$(0.13)
Diluted per share net earnings (loss)	$0.78	$0.34	$(0.13)

Weighted-average shares outstanding:
Basic	74,752	73,592	67,071
Diluted	78,895	77,753	67,071

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(% of revenue)

	Three Months Ended
	December 31, 2014	September 27, 2014	December 31, 2013

Revenues	100.0%	100.0%	100.0%
Cost of goods sold	53.2%	54.5%	73.9%
Gross Profit	46.8%	45.5%	26.1%

Operating expenses:
Research, development and engineering	14.7%	18.3%	18.6%
Selling, general and administrative	10.0%	14.0%	10.7%
Total operating expenses	24.7%	32.3%	29.3%

Operating income (loss)	22.1%	13.2%	(3.2)%

Other (expense) income:
Interest income	0.0%	0.0%	0.0%
Interest expense	(0.1)%	(0.3)%	(0.4)%
Other, net	(0.1)%	0.1%	0.0%
Other (expense) income, net	(0.2)%	(0.2)%	(0.4)%

Income (loss) before income tax	21.9%	13.0%	(3.6)%

Income tax expense (benefit)	4.0%	3.4%	(0.3)%
Net income (loss)	17.9%	9.6%	(3.3)%

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended
	December 31, 2014		September 27, 2014		December 31, 2013
	(% of revenues)		(% of revenues)		(% of revenues)
GAAP GROSS PROFIT	$161,326	46.8%	$123,720	45.5%	$69,976	26.1%
Adjustment for stock based compensation charges	2,471	0.7%	1,610	0.6%	3,222	1.2%
Adjustment for restructuring and impairment charges	612	0.2%	42	—%	25,283	9.4%
Adjustment for charges associated with acquisitions	3,691	1.1%	1,397	0.5%	1,103	0.5%
NON-GAAP GROSS PROFIT	$168,100	48.8%	$126,769	46.6%	$99,584	37.2%

GAAP OPERATING EXPENSES	$85,038	24.7%	$87,845	32.3%	$78,525	29.3%
Adjustment for stock based compensation charges	(4,845)	(1.4)%	(4,748)	(1.7)%	(5,202)	(1.9)%
Adjustment for restructuring and impairment charges	(336)	(0.1)%	(114)	0.0%	(1,837)	(0.7)%
Adjustment for charges associated with acquisitions	(3,158)	(0.9)%	(8,310)	(3.1)%	(337)	(0.1)%
NON-GAAP OPERATING EXPENSES	$76,699	22.3%	$74,673	27.5%	$71,149	26.6%

GAAP OPERATING INCOME (LOSS)	$76,288	22.1%	$35,875	13.2%	$(8,549)	(3.2)%
Adjustment for stock based compensation charges	7,316	2.1%	6,358	2.3%	8,424	3.1%
Adjustment for restructuring and impairment charges	948	0.3%	156	0.0%	27,120	10.1%
Adjustment for charges associated with acquisitions	6,849	2.0%	9,707	3.6%	1,440	0.6%
NON-GAAP OPERATING INCOME	$91,401	26.5%	$52,096	19.1%	$28,435	10.6%

GAAP NET INCOME (LOSS)	$61,628	17.9%	$26,184	9.6%	$(8,735)	(3.3)%
Adjustment for stock based compensation charges	7,316	2.1%	6,358	2.3%	8,424	3.2%
Adjustment for restructuring and impairment charges	948	0.3%	156	0.1%	27,120	10.1%
Adjustment for non-cash tax expense (benefit)	12,739	3.7%	9,338	3.4%	(2,178)	(0.8)%
Adjustment for charges associated with acquisitions	6,999	2.0%	9,374	3.5%	1,721	0.6%
NON-GAAP NET INCOME	$89,630	26.0%	$51,410	18.9%	$26,352	9.8%

GAAP DILUTED EARNINGS (LOSS) PER SHARE AFTER CONVERSION	0.78		$0.34		$(0.13)
Adjustment for stock based compensation charges	0.09		0.08		0.12
Adjustment for restructuring and impairment charges	0.02		0.00		0.39
Adjustment for non-cash tax expense (benefit)	0.16		0.12		(0.03)
Adjustment for charges associated with acquisitions	0.09		0.12		0.03
NON-GAAP DILUTED EARNINGS PER SHARE AFTER CONVERSION	$1.14		$0.66		$0.38

NON-GAAP DILUTED EARNINGS PER SHARE BEFORE CONVERSION	$0.48		$0.28		$0.16